File Date:_______________  File Number: 333-124284
        ===============================================================
                                   FORM SB-2

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM SB-2/A
                        (AMENDMENT # 4 )

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CASCADE TECHNOLOGIES CORP.
        --------------------------------------------------------------
                (Name of small business issuer in its charter)

       Wyoming                          3674                   98-0440633
------------------------    ---------------------------	   ------------------
(State or Jurisdiction     (Primary Standard Industrial   (I.R.S Employer
of Incorporation)           Classification Code Number)    Identification No.)




                        Suite # 358 - 255 Newport Drive
                            Port Moody BC, Canada.
                            Phone:  (604) 307-3011.
                           Facsimile (604) 461-9339.
         (Address and telephone number of principal executive offices)

                         AAA Corporate Services, Inc.
                            1620 Central Ave., #202
                           Cheyenne, Wyoming  82001
                             Phone: (307) 635-8700
           (Name, address and telephone number of agent for service)

                                  Copies To:
                             Adam U. Shaikh, Esq.
                    The Law Offices of Adam U. Shaikh, Chtd
                             7917 Autumn Gate Ave
                             Las Vegas, NV  89131
                                                     Phone:       702-296-3575
                                                     Facsimile:   702-549-2265

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration becomes effective.


If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:    [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering:   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]
===========================================================================
                        CALCULATION OF REGISTRATION FEE



Title of each class       			Proposed maximum       Proposed maximum	      Amount of
of securities to be       Amount to be           offering price		   aggregate        Registration
   registered		   registered              per unit(2)		offering price           fee
-------------------	  ------------		----------------       ----------------	    ------------

Common(1)		    930,000	               $.10		    $93,000            $10.94




(1)     This  amount  represents  shares  to  be  resold  by  certain   selling
	stockholders
(2) Estimated pursuant to Rule 457(e) solely for the purpose of calculating the registration fee for the shares of the selling security holders

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

===============================================================================
                             SUBJECT TO COMPLETION

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the sale is not permitted.

===============================================================================


                            PRELIMINARY PROSPECTUS


                          CASCADE TECHNOLOGIES CORP.
                            (A Wyoming Corporation)

                        930,000 Shares of Common Stock
                               $0.10 per share.


Prior to this offering, there has been no public market for our stock.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Cascade Technologies Corp. will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $.10 per share. This offering will expire on August 30, 2006.

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK TO PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE "RISK FACTORS" ON PAGE 7).


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by Cascade Technologies Corp.


The Date of this Prospectus, subject to completion, is ________.








                               TABLE OF CONTENTS

                                                                      Page

PROSPECTUS SUMMARY......................................................5

RISK FACTORS............................................................7

USE OF PROCEEDS.........................................................10

DILUTION................................................................10

SELLING SECURITY HOLDERS................................................11

PLAN OF DISTRIBUTION....................................................16

LEGAL PROCEEDINGS.......................................................17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............17

EXECUTIVE COMPENSATION..................................................19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........20

DESCRIPTION OF SECURITIES...............................................20

DESCRIPTION OF OUR BUSINESS.............................................21

PLAN OF OPERATION.......................................................31

CRITICAL ACCOUNTING POLICIES............................................33

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................33

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
	SECURITIES ACT LIABILITIES......................................35

INTEREST OF NAMED EXPERTS AND COUNSEL...................................35

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS...........................36

FINANCIAL STATEMENTS....................................................37

==========================================================================
















                            PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.


OUR BUSINESS

Cascade Technologies Corp. ("Cascade", "We", "Us", "Our" or the "Company") was incorporated under the laws of Wyoming on January 16th, 2004 as Akron Technologies. We changed our name to Cascade Technologies on March 9, 2004. The current executive office of Cascade is Suite # 358 - 255 Newport Drive Port Moody BC, Canada. The telephone number is (604) 307-3011. The fax number is
(604) 461-9339. We maintain a website at www.cascadetechnologies.net. Any information displayed on the website is not part of this prospectus.


We are a development stage company who plans to be a non-franchised stocking distributor who buys and sells semiconductors, electro-mechanical and passive components. Generally, a non-franchised stocking distributor is one who buys and sells parts independent of the parts manufacturer. We are not an authorized distributor for the parts we plan to sell nor do we plan to engage in a formal franchise agreement with any manufacturer. As a non-franchised distributor, our customers will be required to deal directly with us in relation to warranties on defective parts and will not have any rights or warranties with the original manufacturer. We have negotiated with our suppliers, however, warranty agreements similar to those issued by the manufacturer for the return of defective products by our clients. Therefore, we will be able to offer our customers a similar warranty. The terms of the warranty given by our suppliers, and the warranty we can subsequently issue to our customers is as follows: a 1 year warranty, from the date of purchase, guarantying that the parts are in good working condition and are free from any defects. This warranty will only cover the cost of the components. The warranty does not cover any labor costs associated with assembling the product or removing or replacing the defective component. Furthermore, the warranty will not cover parts damaged due to misuse or abuse by the purchaser. In October of 2005, we listed 20 different parts for sale on our website. We have not had any sales to date and have had limited operations .

We feel that we are not a blank check company under Section (a)(2) of Rule 419 of the Securities Act of 1933. We have a specific business plan and plan of operation, which is to sell semiconductors, electro-mechanical and passive components. We have also taken steps to implement our business plan. On
November 15, 2004, we entered into an agreement with Frank Ludtke, an experienced web developer based in Port Moody, Canada, to perform the initial site development work. Furthermore, our President, Bruce Hollingshead made a trip to China from April 14 2005 to April 22 2005 in order to interact with and solicit potential suppliers. Our Officers and Directors have numerous years of experience in the field of semiconductor and related component sales and are fully capable of successfully implementing our business plan. We exist for the purpose of pursuing the business plan set forth in the registration statement. Our management believes that by becoming a reporting company, we have a better opportunity to obtain the financing required to complete our plan of operations. It is not our intention, nor have we indicated anywhere in this registration statement, that our plan is to engage in a merger or acquisition with an unidentified company or companies. As a result, we believe we are not a blank check company under Section (a)(2) of Rule 419 of the Securities Act of 1933.


THE OFFERING

We are registering 930,000 shares of common stock held by certain selling security holders of the Company. The Company will receive no proceeds from the sales of these securities. There is currently no public market for our securities. The selling security holders sell their shares at a price of $.10 until the shares are traded on a market or exchange, at which time they will be sold at prevailing market prices. We have agreed to pay all estimated expenses of registering the securities.


SECURITIES OUTSTANDING

As of June 29, we had 10,930,000 shares of common stock, no par value, outstanding. Of those shares, 10,000,000 shares were owned by the Company's officers and directors. Such officers' and directors' shares are restricted stock and may only be resold in compliance with Rule 144 of the Securities Act of 1933. As of June 29, 2005, there were 51 shareholders of record of our common stock. We are registering 930,000 shares held by 48 shareholders for resale.

There is currently no public market for our securities.






















===============================================================

                                 RISK FACTORS


AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING CASCADE AND ITS BUSINESS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF CASCADE.

===============================================================

BECAUSE WE HAVE A LIMITED HISTORY, YOU WILL HAVE LIMITED INFORMATION UPON WHICH TO BASE YOUR INVESTMENT DECISION.

We were incorporated on January 16, 2004. We have a limited history upon which to base any projection as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will achieve profitable operations or even generate any operating revenues. Moreover, we have no prior experience in operating a non-franchised stocking distributor of semiconductors, electro-mechanical and passive components. Potential investors should be aware that there is a substantial risk of failure associated with new business ventures as a result of problems encountered in connection with the commencement of new operations. These include, but are not limited to, unanticipated problems relating to the marketing, the entry of new competition and unknown or unexpected additional costs and expenses that may exceed current estimates.


BECAUSE OUR AUDITOR HAS ISSUED A GOING CONCERN OPINION REGARDING OUR COMPANY, THERE IS AN INCREASED RISK ASSOCIATED WITH AN INVESTMENT IN OUR COMPANY.


We  have incurred  cumulative  net  losses  of  approximately    $40,356
since  our  inception.  We  have  not attained profitable  operations  and  are
dependent  upon obtaining financing  to  continue  operations.  As    of
November 30, 2005  we  had  cash  in the amount of   $54,011.  We   have
forecasted expenditures of $170,000 for the next twelve months as set forth above. Therefore, we will require financing in the approximate amount of $ 115,989 to pursue our business plan for the next twelve months.
Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

WE ARE SUSCEPTIBLE TO UNKNOWINGLY MARKETING COUNTERFEIT PARTS WHICH MAY EXPOSE US TO FINANCIAL RISK.

The electronic component industry is fraught with dealers selling counterfeit parts. We may unwillingly purchase counterfeit parts which we would not be able to resell. Should this happen, the financial impact would be substantial as the components in this industry have a high average selling price. Such occurrence may, in fact, cause our business to fail.

WE  MAY BE UNABLE TO OBTAIN CERTAIN PARTS FOR RESALE,  WHICH  WOULD  ULTIMATELY
LIMIT   OUR   SALES,   SINCE   MANUFACTURERS  GENERALLY  DISCOURAGE  FRANCHISED
DISTRIBUTORS FROM SELLING THEIR PARTS TO NON-FRANCHISED DISTRIBUTORS

Generally, original equipment manufacturers discourage their franchised distributors from selling parts to non-franchised distributors as they feel it adds no value in the supply channel. As a non-franchised distributor, we may find it difficult to obtain certain parts from franchised distributors. This could ultimately have a substantial financial impact on our company since it could severely limit the number of parts we are able to obtain for resale.



WE RELY HEAVILY ON OUR OFFICERS AND DIRECTORS TO IMPLEMENT OUR BUSINESS PLAN, AND A LOSS OF ANY OF THEM MAY SEVERELY IMPACT OUR ABILITY TO CONTINUE.

We depend on the services of our officers and directors. Our success depends on the decisions made by our officer and directors based on their experience in the industry. The loss of services of any of our officers and directors could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our officers will not leave us or compete against us in the future, as we presently have no employment agreement with any of the officers.


IT IS NOT ANTICIPATED THAT CASH DIVIDENDS WILL BE PAID OUT IN THE FORESEEABLE FUTURE.

The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of Cascade's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Cascade, and will be subject to legal limitations on the payment of dividends out of paid-in capital.






IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 930,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 9% of the common shares outstanding as of the date of this prospectus.


YOUR RELIANCE ON INFORMATION CONTAINED IN THIS PROSPECTUS

In deciding whether to invest in our securities, you should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. You must not consider that the delivery of this prospectus or any sale of the securities covered by this prospectus implies that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is current or complete as of any time after the date of this prospectus. However, should we experience any material changes to our company, we will be required to amend this prospectus to reflect the material changes.








             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless certain events or circumstances arise that would cause information in this prospectus to be deemed materially misleading.




                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.




                                   DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders















                         SELLING SECURITY HOLDERS


The following table identifies the selling stockholders, lists any relationship they have had with us since inception and provides information regarding the shares the selling stockholders beneficially own and may sell. The estimated securities owned after the offering assumes that all of the shares registered under this prospectus are sold. However, we do not have any agreements or understandings with the selling stockholders which would require them to sell their shares.





                                  Securities Owned Prior To                                      Securities Owned After
                                  Offering                                                       Offering
Name, Address, and Relationship                                   Number Of Shares Being
                                  Shares     Percent              Registered                     Shares      Percent
                                  --------    ----------          ----------------------         --------     -----------

Robyn Hollingshead(1)
1346 Honeysuckle Lane
Coquitlam, BC                      70,000       1%                         70,000                 -0-             -0-
V3E 2N6
                                  --------    ----------          ----------------------         --------     -----------
Ray Merry (2)
709 Carleton Dr                    57,500       1%                         57,500                 -0-             -0-
Port Moody, BC
V3H 3K7
                                  --------    ----------          ----------------------         --------     -----------
Antonio Marinelli
6856 Imperial St.                   2,000      <1%                          2,000                 -0-             -0-
Burnaby, BC
V5E 1N4
                                  --------    ----------          ----------------------         --------     -----------
Jeff Milner
215-201 Cayer St.                   1,000      <1%                          1,000                 -0-             -0-
Coquitlam, BC
V3K 5A9
                                  --------    ----------          ----------------------         --------     -----------
Franco Mandarino
3494 Dieppe Dr.                     1,000      <1%                          1,000                 -0-             -0-
Vancouver, BC
V5M 4C7
                                  --------    ----------          ----------------------         --------     -----------
Margaret L. MacQuarrie
8854 Larkfield Dr.                  1,000      <1%                          1,000                 -0-             -0-
Burnaby, BC
V5A 4L1
                                  --------    ----------          ----------------------         --------     -----------
John L. Patrick
8854 Larkfield Dr.                  1,000      <1%                          1,000                 -0-             -0-
Burnaby, BC
V5A 4L1
                                  --------    ----------          ----------------------         --------     -----------
Sandra DiPalma
944 Shiloh Court                    1,000      <1%                          1,000                 -0-             -0-
Coquitlam, BC
V3C 5B5
                                  --------    ----------          ----------------------         --------     -----------
Vince DiPalma
944 Shiloh Court                    1,000      <1%                          1,000                 -0-             -0-
Coquitlam, BC
V3C 5B5
                                  --------    ----------          ----------------------         --------     -----------
David Weloy
11534 239A St.                      5,000      <1%                          5,000                 -0-             -0-
Maple Ridge, BC
V2W 1Y4
                                  --------    ----------          ----------------------         --------     -----------
Tracy Weloy
11534 239A St.                      5,000      <1%                          5,000                 -0-             -0-
Maple Ridge, BC
V2W 1Y4
                                  --------    ----------          ----------------------         --------     -----------
Irene Fabbian
3309 Rakanna Place                  1,000      <1%                          1,000                 -0-             -0-
Coquitlam, BC
V3E 3B2
                                  --------    ----------          ----------------------         --------     -----------
Ernie Fabbian
3309 Rakanna Place                  1,000      <1%                          1,000                 -0-             -0-
Coquitlam, BC
V3E 3B2
                                  --------    ----------          ----------------------         --------     -----------
Angelo Bavaro
888 Herrmann St.                    3,500      <1%                          3,500                 -0-             -0-
Coquitlam, BC
V3C 6E7
                                  --------    ----------          ----------------------         --------     -----------
Michael L. Cafe'
7611 Endersby St.                   1,000      <1%                          1,000                 -0-             -0-
Burnaby, BC
V3N 3Y8
                                  --------    ----------          ----------------------         --------     -----------
Patti Cafe'
7611 Endersby St.                   1,000      <1%                          1,000                 -0-             -0-
Burnaby, BC
V3N 3Y8
                                  --------    ----------          ----------------------         --------     -----------
Brenda Dowell
771 Paisley Ave.                    1,000      <1%                          1,000                 -0-             -0-
Port Coquitlam, BC
V3B 2K6
                                  --------    ----------          ----------------------         --------     -----------
Mark Dowell
771 Paisley Ave.                    1,000      <1%                          1,000                 -0-             -0-
Port Coquitlam, BC
V3B 2K6
                                  --------    ----------          ----------------------         --------     -----------
Cari L. Best
609 Kemsley Ave.                    1,000      <1%                          1,000                 -0-             -0-
Coquitlam, BC
V3J 3Z1
                                  --------    ----------          ----------------------         --------     -----------
Peter Van Hoof
830 Greenacres Rd.                  1,000      <1%                          1,000                 -0-             -0-
Kamloops, BC
V2B 6J7
                                  --------    ----------          ----------------------         --------     -----------
John Nykyforchyn
285 Sherwood Dr.                    1,000      <1%                          1,000                 -0-             -0-
Kamloops, BC
V2B 4E1
                                  --------    ----------          ----------------------         --------     -----------
Silvano Muliner
762 Pine St.                        1,000      <1%                          1,000                 -0-             -0-
Kamloops, BC
V2C 2Z8
                                  --------    ----------          ----------------------         --------     -----------
Elizabeth J. Smith
1244 12th St.                       1,000      <1%                          1,000                 -0-             -0-
Kamloops, BC
V2B 3C7
                                  --------    ----------          ----------------------         --------     -----------
Starrett Smith
248 Larch Ave                       1,000      <1%                          1,000                 -0-             -0-
Kamloops, BC
V2B 1C9
                                  --------    ----------          ----------------------         --------     -----------
John F. Goddyn
708 10th St.                        1,000      <1%                          1,000                 -0-             -0-
Kamloops, BC
V2B 2Z6
                                  --------    ----------          ----------------------         --------     -----------
Edward J. Smith
1244 12th St.                     373,000     3.4%                        373,000                 -0-             -0-
Kamloops, BC
V2B 3C7
                                  --------    ----------          ----------------------         --------     -----------
Shawna Carroll-Scabar
15344 112th Ave                     1,000      <1%                          1,000                 -0-             -0-
Surrey, BC
V3R 8Y8
                                  --------    ----------          ----------------------         --------     -----------
Brian Rogodzinski
2156 Brookmount St.                 1,000      <1%                          1,000                 -0-             -0-
Coquitlam, BC
V3J 6V5
                                  --------    ----------          ----------------------         --------     -----------
Shawn Scabar
15344 112th Ave                     1,000      <1%                          1,000                 -0-             -0-
Surrey, BC
V3R 8Y8
                                  --------    ----------          ----------------------         --------     -----------
Jason Cresswell
2690 Claymore Place                 1,000      <1%                          1,000                 -0-             -0-
Burnaby, BC
V3J 7C2
                                  --------    ----------          ----------------------         --------     -----------
Randy Watkins
3330 Finley St.                     1,000      <1%                          1,000                 -0-             -0-
Port Coquitlam, BC
V3B 3H2
                                  --------    ----------          ----------------------         --------     -----------
Randy Thomas
215 12th St. Ste 101                2,000      <1%                          2,000                 -0-             -0-
New Westminster, BC
V3M 4H4
                                  --------    ----------          ----------------------         --------     -----------
John Thomas
1310 Cariboo St., Ste 410           2,000      <1%                          2,000                 -0-             -0-
New Westminster BC
V3M 1X2
                                  --------    ----------          ----------------------         --------     -----------
Grant Shellborn
689 Omineca                         5,000      <1%                          5,000                 -0-             -0-
Port Coquitlam, BC
V3B 7N9
                                  --------    ----------          ----------------------         --------     -----------
Paul Brock
255 Newport Dr., Ste 321            7,000      <1%                          7,000                 -0-             -0-
Port Moody, BC
V3H 5H1
                                  --------    ----------          ----------------------         --------     -----------
Christopher Heaton
2551 Parkview Lane, Ste 118        10,000      <1%                         10,000                 -0-             -0-
Port Coquitlam, BC
V3C 6J8

Kimberly Heaton
2551 Parkview Lane, Ste 118         5,000      <1%                          5,000                 -0-             -0-
Port Coquitlam, BC
V3C 6J8
                                  --------    ----------          ----------------------         --------     -----------
Julia Dow
263 Balmoral Place                  1,000      <1%                          1,000                 -0-             -0-
Port Moody, BC
V3H 4B9
                                  --------    ----------          ----------------------         --------     -----------
Erin Fowler
319 Highland Way, Ste 3             1,000      <1%                          1,000                 -0-             -0-
Port Moody, BC
V3V 3V6
                                  --------    ----------          ----------------------         --------     -----------
Kelly Lawrence
919 Crestwood Dr.                   6,000      <1%                          6,000                 -0-             -0-
Coquitlam, BC
V3J 5S7
                                  --------    ----------          ----------------------         --------     -----------
Henry E. Aldred
3104 St. George St.                 1,500      <1%                          1,500                 -0-             -0-
Port Moody, BC
V3H 2H7
                                  --------    ----------          ----------------------         --------     -----------
Wendy E. Aldred
3104 St. George St.                 3,500      <1%                          3,500                 -0-             -0-
Port Moody, BC
V3H 2H7
                                  --------    ----------          ----------------------         --------     -----------
Curtis J. Gulliford
8930 Walnut Grove Drive, Ste 49     3,500      <1%                          3,500                 -0-             -0-
Langley, BC
V1M 3K2
                                  --------    ----------          ----------------------         --------     -----------
Tricia L. Gulliford
8930 Walnut Grove Drive, Ste 49     2,500      <1%                          2,500                 -0-             -0-
Langley, BC
V1M 3K2
                                  --------    ----------          ----------------------         --------     -----------
Dianne Armour
1190 Lansdowne Dr., Ste 228       155,000     1.5%                        155,000                 -0-             -0-
Coquitlam, BC
V3E IJ7
                                  --------    ----------          ----------------------         --------     -----------
Doug Buchanan
4380 Halifax St., Ste 304           2,500      <1%                          2,500                 -0-             -0-
Burnaby, BC
V5C 6R3
                                  --------    ----------          ----------------------         --------     -----------
Peter A. Read
11887 Cherrington Place, Maple      2,500      <1%                          2,500                 -0-             -0-
Ridge BC
V2X 8R4
                                  --------    ----------          ----------------------         --------     -----------
Gary R. Bandurka
1190 Lansdowne Dr., Ste 228       180,000       2%                        180,000                 -0-             -0-
Coquitlam, BC
V3E IJ7
                                  --------    ----------          ----------------------         --------     -----------

(1)     Robyn Hollingshead is the wife of the President/Director Bruce
	Hollingshead
(2)     Ray Merry is the husband of director Shannon MacQuarrie.




The shares owned or to be owned by the selling shareholders are registered under rule 415 of the general rules and regulations of the Securities and Exchange Commission, concerning delayed and continuous offers and sales of securities. In regard to the offer and sale of such shares, we have made certain undertakings in Part II of the registration statement of which this prospectus is part, by which, in general, we have committed to keep this prospectus current during any period in which these persons make offers to sell or sell the covered securities pursuant to rule 415.







                             PLAN OF DISTRIBUTION

We are registering certain shareholders securities to sell on a delayed or continuous basis. The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Shareholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Shareholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.




The Selling Shareholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the Selling Shareholders or their agent may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Shareholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

We will pay all expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will receive no proceed in connection with the sales of securities in this prospectus. We estimate the costs for this offering to be approximately $31,000.00




                               LEGAL PROCEEDINGS

       We are not a party to any pending legal proceedings and, to the best of our knowledge, no such action by or against the Company has been threatened.



         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and directors of the company are listed below. Directors are elected to hold office until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

      Name                       Age                       Position
-----------------         ------------------------   --------------------------

Bruce Hollingshead               34                  President/Director

Christine Thomas                 56                  Secretary/Treasurer

Shannon MacQuarrie               41                  Director


Officers and Directors
----------------------------

BRUCE HOLLINGSHEAD --PRESIDENT/DIRECTOR

Bruce Hollingshead has 15 years of extensive experience with semiconductor companies and start ups in Canada. Included in his experience are a variety of senior sales positions in the top 3 global distribution companies of semiconductor products. From June 2000 to March 2003, Mr. Hollingshead was a Project Manager for Pioneer Standard Electronics, company based in Ohio. His duties included the negotiation of prices of 10 different key product lines with factories on behalf of 50 different customers. From March 2003 to the present, Mr. Hollingshead has held the position of Strategic Account Manager with Future Electronics, a Canadian company. His current responsibilities include managing the South East Asian market as well as other emerging accounts. Mr. Hollingshead attended Douglas College in New West B.C for two years before leaving to pursue a career in the semiconductor industry.


CHRISTINE THOMAS -- CORPORATE SECRETARY, TREASURER

Christine Thomas has over 25 years experience in the semiconductor, passive and electro-mechanical industry. Ms. Thomas has held various senior sales positions within the top 10 semiconductor distribution companies in the world including Avnet, Wyle Electronics, Anthem Electronics and Arrow Electronics. From July of 1998 till February of 2003, Ms. Thomas acted as a Sales Executive with Pioneer Standard Electronics, a company based in Ohio. From March of 2003 to the present, Ms. Thomas has held the position of Sales Executive with Arrow Electronics, an electronics distributor in British Columbia and Alberta. Ms. Thomas has no post secondary education.



SHANNON MACQUARRIE -- DIRECTOR

Shannon MacQuarrie has 15 years of experience in the brokerage securities business with several different companies. The last two companies that she worked for were Midland Walwyn now CIBC Wood Gundy and First Marathon Securities now National Bank. In working with these companies Ms. MacQuarrie has held several different positions in the securities department and trading department. From 2000 to the middle of 2002, Ms. MacQuarie was self employed as an independent investor. From 2002 to present, Ms. MacQuarrie has been a part owner and manager/administrator for SRM Enterprises Inc, a real estate development Company. Also, since 2002, Ms. MacQuarrie has consulted as a manager/administrator for Buena Vista Properties Inc., a real estate development Company. Ms. MacQuarrie has had no post secondary education.


















                          EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued since inception of Cascade to our officers and directors.

                             Annual Compensation	 			Long term compensation
                          ---------------------------    			----------------------
                                                  	 			Awards     Awards	Payouts
                                                 	 			---------- ----------  -----------
Name and							Other		Restricted	Securities
Principal							Annual		Stock		Options		LTIP	All Other
Position		Year	Salary($)	Bonus($)	Compensaion	Awards		/SARs		payout	compensation
-------------------	----	---------	--------	-----------	------------	----------	------	------------

Bruce Hollingshead	2004	-0-              -0-               -0-		5,000,000	   -0- 	         -0-	    -0-
President/ Director

Christine Thomas	2004	-0-              -0-		   -0-		2,500,000	   -0-	         -0-	    -0-
Secretary/Treasurer

Shannon MacQuarrie	2004	-0-	         -0-               -0-		2,500,000	   -0-           -0-	    -0-
Director



It is not anticipated that the officers and directors will receive monetary compensation until such time as the Company is profitable.



        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about beneficial ownership of our common stock as of the date of this prospectus by each officer and director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and directors as a group.


Title of Class   Name and Address	          Amount and Nature
Percent of  	 Of Beneficial Owner	       	  of Beneficial Owner	Class
--------------	 -------------------		  -------------------	-----

Common           Bruce Hollingshead(1)	            5,070,000(4)	46%
                 1346 Honeysuckle Lane
                 Coquitlam, BC  V3E 2N6

Common           Christine Thomas(2)	            2,500,000		23%
                 1215 Lansdowne Drive, Ste 410
                 Coquitlam, BC  V3E 2P2

Common           Shannon MacQuarrie(3)	            2,557,500		23%
                 709 Carleton Drive
                 Port Moody, BC  V3H 3K7

Common           Officers and Directors
                 as a Group	                   10,127,500           93%


(1) President/Director
(2) Secretary/Treasurer
(3) Director
(4) 70,000 shares are held by Robyn Hollingshead, the wife of Bruce
    Hollingshead
(5) 57,500 shares are held by Ray Merry, the husband of director Shannon MacQuarrie.













                         DESCRIPTION OF SECURITIES

GENERAL DESCRIPTION.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock, with no par value. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Cascade.; (b) are entitled to share ratably in all of the assets of Cascade available for distribution upon winding up of the affairs of Cascade; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Cascade., attached as Exhibits, respectively, to this prospectus. As of the date of this prospectus, Cascade has 10,930,000 Shares of common stock outstanding.

NON-CUMULATIVE VOTING.

The holders of shares of Common Stock of Cascade do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Cascades directors.


DIVIDENDS.

Cascade does not currently intend to pay cash dividends. Cascade's proposed dividend policy is to make distributions of its revenues to its stockholders when Cascades Board of Directors deems such distributions appropriate. Because Cascade does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.

There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Cascade.

Stock dividends of Cascade stock will be made only when, in the judgment of Cascade's Board of Directors, it is in the best interest of Cascade's stockholders to do so. The Board of Directors will review, among other things, the tax consequences of the distribution as well as the market effects of an initial or broader distribution of such securities.

POSSIBLE ANTI-TAKEOVER EFFECTS OF AUTHORIZED BUT UNISSUED STOCK.

Currently, Cascade's authorized but unissued capital stock consists of shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Cascade by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Cascade's management.


TRANSFER AGENT

Our transfer agent is First American Stock Transfer, 706 East Bell Road #202 Phoenix AZ 85022 .




                                 OUR BUSINESS

BUSINESS OVERVIEW.

Cascade Technologies Corp. was incorporated in Wyoming in January of 2004 as Akron Technologies, Inc. In March of 2004, we changed our name to Cascade Technologies Corp. We hope to develop an independent, non-franchised stocking distributor of semiconductors, electro-mechanical and passive components. We maintain a website at www.cascadetechnologies.net. Any information displayed on the website is not part of this prospectus. In October of 2005, we listed 20 different parts for sale on our website. We have not had any sales to date and our operations have been limited.

THE COMPANY

It is our plan to develop an independent, non-franchised stocking distributor who buys and sells semiconductors, electro-mechanical and passive components. We plan to service original equipment manufacturers ("OEM's) and maintenance, repair and overhaul customers ("MRO's") in emerging markets around the world including North America, Europe and Asia. Our officers and directors have a combined 40 years of sales expertise in the semiconductor industry. Our business concept is based on the following principles:

*      Knowing who produces or has produced which parts
*      Identifying where which parts are in stock
*      Negotiating market prices worldwide
*          a firm contract behind every order
*      24-hour delivery, including just in time



INDUSTRY OVERVIEW

In general terms the independent distributor, commonly referred to as a broker, have been competing with franchised distributors for decades for business. The global semiconductor industry is estimated at $213 billion. Semiconductor
Industry   Association   November  200 5   Forecast  Summary.     (See
Exhibit 99.1) A copy of this biannual forecast can also be obtained by contacting the Semiconductor Industry Association by mail at 181 Metro Drive, Suite 450, San Jose CA, 95110, by phone at 408-436-6600, or by emailing them at mailbox@sia-online.org.




    While the franchised distributor has established pricing with the manufactures that they represent, it may not always be the best pricing.
Components from manufactur ers   are often  priced  differently  in
different   geographic   regions.   However,  in  North  America ,
components are generally similarly priced. The only exception to this is occasionally components may be priced a bit lower in Northern California due to the fact that some of the largest consumers of certain of these specific parts are headquartered in the San Francisco Bay area. The price differences generally fluctuate between North America, Asia, and Europe, with North America generally being the most expensive.


Many local franchised distributors may be given a cost from a manufacturer in 1 geographic region that might be higher than in a different geographic region for the same part. Yet the franchised distributors contract with the manufacturer does not allow him take inventory from the geographic region where the cost is cheapest and move it to his warehouse where he may be bound with a higher cost. It is managements belief that 95% of the OEMS buying these parts do not source parts globally, rather they continue to pay the market price for the part in there own geographic regions, and our missing out on cost savings if they source there parts globally. What are some reasons why these OEMS don't source globally? Management believes many OEM's prefer to deal with North American sources as they don't want to deal with the time differences of dealing with European and Asian sources. Also, payment terms in Asia often differ with those in North America. North America vendors often allow for 45 day payment terms, while Asian vendors may be asked to pay in advance for its parts. Management also believes there is also an ongoing concern of counterfeit parts that are surfacing in Asia. Management believes that these OEMS would be willing to deal with an independent distributor in North America who procures parts from Europe and Asia and offers them terms, as these brokers are the ones taking the risk of potentially procuring counterfeit or used parts.

As an independent distributor, we will be forced to face the risks associated in dealing with Asian and European sources. We therefore plan on taking steps to manage those risks. Most Asian suppliers require payment before shipping or require a deposit at the time of the order. We have verbal agreements, however, with 6 different suppliers in Asia so that we will be able to obtain 30 day payment terms with no required deposit. There is no guarantee, however, that we will be able to obtain these favorable terms with other suppliers. Furthermore, as our agreements are verbal, there is no guarantee that these suppliers will honor our agreements. Should we be unable to obtain these terms, we may be forced to pay the deposit ourselves. This may result in an 8 -10 week period where our deposit will be tied up.

We will also have to deal with the risks involved with purchasing counterfeit parts. We plan on implementing steps to manage this risk. First, we plan on buying a vast majority of our parts directly from the manufacturer or a franchised distributor. We believe this will greatly lessen, if not eliminate, the risk of purchasing counterfeit parts. We also plan on taking steps to insure that other suppliers in our supply chain have purchased directly from manufacturers or from franchised distributors. For those suppliers that are not the manufacturer or a franchised distributor, we plan on negotiating 30 days terms with the supplier so that we have an opportunity to view and inspect the parts prior to purchase, and in some cases, allow our customers to install the parts prior to payment. Despite implementing these steps, we may still unwillingly purchase counterfeit parts which we would not be able to resell. Should this happen, the financial impact would be substantial as the components in this industry have a high average selling price. Such occurrence may, in fact, cause our business to fail.

As a non-franchised distributor, our customers will have no rights or warranties with the original manufacturer and will be required to deal directly with us on all warranty issues. We plan on having agreements with all our suppliers in regards to the return of defective parts that we plan on purchasing and reselling to our customers. This will allow us to issue a warranty on the products we plan on selling. At the present, we have negotiated warranties with 6 different suppliers in regards to the return of defective products. The terms of the warranty given by our suppliers, and the warranty we can subsequently issue to our customers is as follows: a 1 year warranty, from the date of purchase, guarantying that the parts are in good working condition and are free from any defects. This warranty will only cover the cost of the components. The warranty does not cover any labor costs associated with assembling the product or removing or replacing the defective component. Furthermore, the warranty will not cover parts damaged due to misuse or abuse by the purchaser. This warranty is similar to those issued by franchised distributors and original manufacturers. As we are issuing the warranty directly, there is a chance that the supplier will refuse or be unable to honor the warranty. Should that happen, we will bear the risk and be responsible for the replacements costs of the defective parts in their entirety.


OUR PRODUCTS AND SERVICES

We hope to provide a service of sourcing and provide electronic components with a cost and delivery that meets our client's budgets and deliveries. Currently we have no clients and no revenue. We intend on targeting mid sized original equipment manufacturers "OEM's" who spend between 1 to10 million dollars on components a year We plan to advertise our services on a website named Broker Forum (www.brokerforum.com) and Chip Source(www.chipsource.com) in order to attract customers. A potential customer would start the process by calling or e-mailing a specific requirement for a part or parts which includes a quantity and target price. We would then consult a database of suppliers. At this time we do not have a completed database, but we are in the process of completing one and hope to have one up and running by the end of 2005. Upon consulting the database, we would contact multiple suppliers to get the best price, delivery, and quote for the customer. Assuming the customer accepts our quote, we would ask for a deposit in advance, ranging from 10% to 100%, based upon the credit risk. Upon receipt of the deposit, we would then order the parts from the supplier. We hope to establish credit with the suppliers we have in our database in order to expedite the process. Upon receipt of the parts at our office, we would then ship them to our customer. We plan on including a profit margin on these sales based upon the specifics of the individual order, including the size of the order, the cost of the order, and the general availability of the parts


We intend to source products from over 100 different manufacturers around the world. Some of these manufacturers include Texas Instruments, Intel, Samsung, Hyundai, NEC, Toshiba Electronics, Sharp Electronics, Kemet Electronics, and other manufactures, including top 10 ranked semiconductor companies. Furthermore, we also plan on purchasing excess inventory from different OEM's who will sell parts at a discount from time to time.

The manufacturers we intend to source products from generally have 2 or 3 authorized franchised distributors per continent. In some cases, these distributors are global companies and have worldwide franchises from these manufacturers. In Asia, where the market is much more competitive, a manufacturer may have 5-6 franchised distributors for there products. Generally, these manufacturers try to discourage their franchised distributors from selling parts to non-franchised distributors as they feel it adds no value in the supply channel. Ultimately, however, they cannot control who the distributor decides to sell the parts to. Most of the time, the franchised distributor will sell to non-franchised distributors even though they are aware that his non-franchised distributor will turn around and sell the parts for a profit.


We also plan on obtaining for inventory certain products if we can obtain those products at a discount to the market value. We may also purchase parts for inventory if we have retained a customer that has committed to place a 3-6 month scheduled order with us.

We have actually begun preliminary operations and have listed 20 different parts for sale on our website (www.cascadetechnologies.net). We have already negotiated the prices of these parts from our suppliers. The quantities we have advertised are readily available to us for resale. At the present time, we have decided not to list a specific price for these parts, and plan on negotiating a fee with a potential customer based on the quantity of parts the customer is requesting. We feel this will allow us to test the market prior to launching a full advertising and sales campaign.


                   Worldwide Top 10 Semiconductor Companies

    Rank        Company                Country          Revenue ($M)       %
2004   2003                                          2004         2003    Change
--------------------------------------------------------------------------------
  1      1   Intel                       U.S.       $30,435     $27,030     13%
  2      2   Samsung Semiconductor    South Korea   $16,120     $10,400     55%
  3      3   Texas Instruments           U.S.       $10,885      $8,250     32%
  4      4   Renesas                     Japan       $9,475      $7,970     19%
  5      5   Infineon Technologies      Germany      $9,365      $6,925     35%
  6      6   Toshiba Semiconductor       Japan       $9,030      $7,355     23%
  7      7   STMicroelectronics         France       $8,715      $7,170     22%
  8      8   TSMC                       Taiwan       $7,648      $5,855     31%
  9      9   NEC Semiconductor           Japan       $8,660      $5,605     19%
  10    10   Freescale                   U.S.        $5,650      $4,655     21%


IC Insights online


To date, we have no written contracts with any party.

MARKETING

Cascade intends to focus on marketing our services through various channels. We intend to advertise in Electronic Buyers News (EBN) which is a weekly publication that goes out to the Electronics buying community throughout North America. In addition we intend to advertise our own inventory and a comprehensive list of inventory that it has access to through 3 major global web sites that are used to source components. We also intend to take out advertisements in major electronics magazines in Europe and Asia and exhibit in 4 major trade shows a year, 2 in North America, 1 in Europe and 1 in Asia. The advertisement on web sites is specifically designed to attract customers from Europe and Asia. We also plan on establishing an 800 number in the next month to aid us in the retention of new customers.



COMPETITION

We will face strong competition in the area of distribution of semiconductors, electro-mechanical and passive components. Most of our competitors are in a far better position than we are. Some of the largest franchised distributors include Arrow Electronics based in New York and Avnet Electronics based in Phoenix. Arrow Electronics and Avent Electronics are multi billion dollar companies with offices all around the world and are franchised distributors for over 100 product lines. Some of the largest independent private brokers include America II based in Florida. DERF Electronics based out of New York and Harry Krantz Company based out of New York. Our competitors are far more established in the industry and have access to far greater resources.



GENERAL RISKS ASSOCIATED WITH OUR BUSINESS

Counterfeit parts
---------------------

The electronic component industry is fraught with dealers selling counterfeit parts. We may unwillingly purchase counterfeit parts which we would not be able to resell. Should this happen, the financial impact would be substantial as the components in this industry have a high average selling price. Such occurrence may, in fact, cause our business to fail.

Doing Business on Credit
--------------------------------

As part of our business, we plan to occasionally purchase certain parts for inventory. Should we do this, we will be exposed to the downward fluctuation of the price of these parts. Such occurrence may have a substantial impact on our financial condition, depending on the number of parts purchased and the drop in price.


GOVERNMENT REGULATION

Compliance with EAR
----------------------------

As a majority of our purchases and sales will be subject to export, we will be subject to U.S export administration regulations (also known as EAR). The EAR is issued by the US Department of Commerce, Bureau of Industry and Security
(BIS) under law relating to the control of certain exports, re-exports and activities. The EAR has been designed primarily to implements the Export Administration Act of 1979. The core of the export control provisions of the EAR concerns exports from the United States. Commodities, software and technology that have been exported from the United States are generally subject to the EAR with respect to re-export. The export control provisions of the EAR are intended to serve the National Security, foreign policy , nonproliferation, and short supply interests of the United States and in some cases to carry out its international obligations. Some controls are designed to restrict access to dual use items by countries or persons that might apply such items to uses inimical to US interests, These include controls designed to stem the proliferation of weapons of mass destruction and controls designed to limit the military and terrorism support capability or certain countries

In order to export certain items, you are required to obtain a license. Licenses can be applied for at the Bureau of Industry and Security ("BIS") U.S Department of Commerce. However, the ability to successfully obtain an export license is not guaranteed and is dependent upon various factors, including the country of export and the end use of the product. A majority of the rules and regulations involving the EAR can be found on their website at http://www.bxa.doc.gov/.

We believe that approximately 1-2 percent of products requested from our customers may require a license. At this time, however, we plan on turning down any orders that require a license for export as we feel that filling such orders is cost prohibitive and time consuming. Most of the components that require a license to export are military in nature. We do not plan on marketing to, or soliciting orders from, foreign governments or military organizations that would purchase such components. We may receive requests for certain components that are deemed "dual use" components. Dual use components are those parts that have both a commercial as well as a military use. An example of dual use components include those parts used in radar systems and guidance systems. These parts may be restricted for export and require a license. We do not expect the request for these components to be more than 1-2 percent of our total opportunities. At this time, we do not plan on filling these orders. We believe our decision not to source products that require a license will have minimal impact on our business


Environmental Regulation
----------------------------------

We believe that there are future environmental regulations that will be in place by July 2006 that may impact our business. Listed below is a brief summary of the upcoming environmental regulations. The majority of these regulations concern the use of lead in the production of electronic components and systems.

The following key regulatory activities are driving the move to lead free parts


   - The European Council Directive on "Waste from Electrical and Electronic Equipment" (WEEE) proposes restrictions on the use of lead among other materials in electronic products. On October 10, 2002 the European Council and European Parliament reached an agreement to set a target date of July 1, 2006 for a ban on hazardous materials including lead.


   - In addition to the Environmental Directorate's two proposals, the Enterprise Directorate has released a draft for a new directive concerning Electrical and Electronic Equipment (EEE). The Enterprise Directorate believes this document offers a new approach in addressing materials currently used in electrical and electronic equipment that the WEEE might consider banning.


   - The Japanese Ministry of International Trade has set the following targets:


          - In April of 1997, the amount of Pb used for automobiles, except for batteries:


                - End of 2000, be reduced "to half compared to 1996 by the end of 2000".


                -   End of 2005, be reduced to one third.


          -  Introduced   legislation  promoting  the  recycling  of  household
             electric appliances, to reclaim all Pb used starting in 2001.


                - Household electric appliances manufacturers are already working towards the creation of completely Pb Phase-out products.


   - U.S. EPA announced on July 29, 1999, a proposed rule to drastically lower reporting thresholds for Pb and Pb compounds to the Toxic Release Inventory from 10,000 lbs. to 10 lbs.


These regulations may impact us should we purchase lead product that we are unable to sell prior to the implementation of these regulations.



COMPANY CORPORATE OFFICE

The Company's maintains its mailing address at Suite # 358 - 255 Newport Drive Port Moody BC, Canada. The telephone number is (604) 307-3011. The fax number is (604) 461-9339. At this time, the officers and directors are performing the majority of the work for the Company at their home offices. We hope to rent a central office for the Company by March of 2006.



COMPANY PROPERTY

We own no significant assets or property at this time.







COMPANY EMPLOYEES

Our only employees are our officers and directors. The officers and directors will only be devoting their attention to our business on a part time basis. We approximate that Mr. Hollingshead will devote 30 hours a week to the business. We approximate Ms. Mac Quarrie and Ms. Thomas will devote 25 hours a week each.



                          REPORTS TO SECURITY HOLDERS

After the effective date of this document, we will be subject to the reporting requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 100 F Street, N.E., Washington, DC 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 100 F Street, N.E, Washington, DC 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. All of our filings will be available on the SEC's website.





                               PLAN OF OPERATION

-------------------------------------------------------------------------------
This prospectus contains forward-looking statements. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report. With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, the date of introduction or completion of our products, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements.
-------------------------------------------------------------------------------


Overview
-------------

Cascade Technologies Corp. is a development stage Company, incorporated in January of 2004. To date, we have had no operations or revenue. Our activities have been limited to organizational activities since inception. We hope to develop an independent, non-franchised stocking distributor of semiconductors, electro-mechanical and passive components.


Plan of Operations
------------------------

Since inception, our activities have been limited to organizational activities. In July of 2004, we conducted a private offering and raised $93,000 to help us launching our business. To date, these monies have been used for legal and accounting costs associated with this registration, administrative costs, and costs associated with the creation of a web site and costs associated with creating supplier network. At the present time, we have approximately
$54,011 in reserve for future activities.

To date, we have established a website and have listed 20 products for sale. To date, we have made no sales. Furthermore, our President has made 1 trip to China in the past year in order to interact with and solicit potential suppliers. We feel we have secured relationships with 6 potential suppliers for future sales. We have established verbal agreements with these 6 suppliers in regards to warranty issues, shipping costs and issues, estimated response times on quotes for parts, and potential price discounts should our sales reach certain milestones. At this time, all agreements with suppliers are verbal. Though we fully believe these suppliers will honor our agreements, there is no guarantee that they will.

1) We have completed negotiations with certain suppliers for the sale of 20 common parts and currently have these parts advertised for sale on our website. We also plan on advertising these parts on an industry website called Broker Forum www.brokerforum.com. Broker Forum is a website that many buyers and sellers visit. Many sellers of parts advertise the inventory or availability of parts through Broker Forum and their own websites. We believe the estimated cost to advertise these products will be $1000. At this time, we are currently testing the market with the sale of these 20 products on our website and hope to list with Broker Forum within the next 2 months.




2)   In   late    February or early March  of 2006,  we  plan  to
   purchase approximately $20,000 worth of inventory for future sale. This will coincide with our full scale add campaign described below. We hope review the brief sales history of our products to date, prior to purchasing this inventory.

3) In late February or early March of 2006, we plan to launch a full scale add program in Electronic Buyers News in both America and South East Asia. These adds will include a condensed version of our existing inventory as well as monthly specials. We estimate the monthly costs to be approximatley $500- $1000.

4) In March of 2006, we plan to hire a full time sales person to cover North America accounts and Europe estimated base salary is 40k/ year with a commission package of 1 percent of the value of the sale excluding all taxes.

5) By March of 2006 at the latest, we plan to establish a fulltime office which we estimate to cost approximately $2000 per month.


6) We plan on attending the Nepcon China show from April 4-7 2006 and the Electronics and Components fair in Hong Kong from April 15-18 2006. This will be completed in one trip. Information about both shows can be found at
   the         following         websiteshttp://www.nepconchina.com/s_index.asp
   http://tradeshow.globalsources.com/TRADESHW/HONGKONG-ELECTRONICS.HTM.   This
   trip will cost approximately $5000 and will work on expanding our supplier base in China.


In the next 12 months, we also anticipate that we will expend approximately $12,000 in freight and $5000 to continually update our central database of suppliers as we continue to grow. Furthermore, we anticipate our accounting, and legal costs to be $45,000 for the next 12 months.

Our costs over the next 12 months are expected to be approximately $170,000. At this time, we do not have monies to cover these costs. The completion of our business plan for the next twelve months is contingent upon us obtaining additional financing. However, there is no guarantee that we will be able to raise such needed financing. If we do not raise the sufficient funds necessary to support our plan of operation, we may be forced to severely curtail, or even completely cease our operations. At this time, we do not have any source of funding nor have we have we conducted any research in regards to obtaining this funding.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of long-lived assets, any potential losses from pending litigation and deferred tax asset or liability. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Lack of Prior Public Market and Possible Volatility of Stock Price
-------------------------------------------------------------------------------

Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the Offering. Cascade will seek a Market Maker to apply to have Cascade's Common Stock included for quotation in the over- the-counter market on the OTC Bulletin Board or quotation. There can be no assurance that the Market Maker's activities will be continued, or that inactive trading market for Cascade's Common Stock will be developed or maintained. The future market price of the Common Stock may be highly volatile. There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning the issuers of the affected securities. Securities of issuers having relatively limited capitalization, limited market makers or securities recently issued in a public offering are particularly susceptible to fluctuations based on short-term trading strategies of certain investors. Although the initial public offering price of the Common Stock reflects Cascade's assessment of current market conditions, there can be no assurance that such price will be maintained following the Offering.



Designated Security/Penny Stock
-----------------------------------------

Following completion of this Offering, and upon successful listing of the Common Stock on the OTC Bulletin Board, if the bid price for Cascade's Common Stock is below $5.00 per share, Cascade's Common Stock would be subject to special sales practice requirements applicable to "designated securities" and "penny stock." These additional sales practice requirements are imposed on broker-dealers who sell the Common Stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. These rules may be anticipated to affect the ability of broker-dealers to sell Cascade's Common Stock, which may in turn be anticipated to have an adverse impact on the market price for the Common Stock and the ability of purchasers to sell their shares in the secondary market.

In the likely event that our shares are deemed to be "penny stocks", our shares will be covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder, which impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. Rule 15g-2 declares unlawful any broker-dealer transactions in pennystocks unless the broker-dealer has first provided to the customer a standardized disclosure document. Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer the current quotation prices or similar market information concerning the penny stock in question. Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction. Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.







Shares Eligible for Future Sale
------------------------------------

There are currently 52 shareholders of our securities. Upon effectiveness of this registration statement, there will be 930,000 shares of common stock being registered for resale in this offering that will be freely tradable without restrictions under the Securities
Act of 1933.

Cascade has previously issued shares of Common Stock that constitute "restricted securities" as that term is defined in Rule 144 adopted under the Securities Act. Subject to certain restrictions, such securities may generally be sold in limited amounts one year after their acquisition. Cascade issued 10,000,000 shares of Common Stock to Cascade's founders in connection with its organization. The shares of Common Stock issued to Cascade's founders are restricted as to resale under Rule 144.




    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Securities Act, and will be governed by the final adjudication of such issue.


                     INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities offered hereby has been passed upon by The Law Offices of Adam U. Shaikh, Chtd., Las Vegas, Nevada. Certain of the financial statements of Cascade included in these prospectuses and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by De Joya Griffith & Company, Certified Public Accountants, (formerly De Joya and Company, Certified Public Accountants) 2425
W. Horizon Ridge Parkway, Henderson, Nevada 89052, independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans made to Company by Officers
---------------------------------------------

In 2004, Bruce Hollingshead loaned the Company a total of $614.05 for certain administrative costs. A total of $447.50 of these loans were paid back, without interest, in January of 2005. As of August 2005, $166.55 was paid back to Mr. Hollingshead, without interest. There are no monies owed to Mr. Hollingshead as of November 2005.

In   2004,   Shannon  MacQuarrie  loaned  the  Company  a  total  of  $1,360.61
  for  certain  administrative  costs.  A   total of  $1,334.55 of these
loans were paid back, without interest, in January of 2005. In addition, Ms. MacQuarrie loaned the Company $165.42 in 2005. $191.48 was paid
back to Ms.     MacQuarrie , without interest, in August of
2005. In August of 2005, Ms. MacQuarrie loaned the Company $289.23 and in November of 2005, she loaned the Company $78.03. These loans, totaling $367.26 are now owed, bear no interest, and are due upon demand.



Affiliate shares to be registered in offering
----------------------------------------------------

A total of 70,000 shares are held by Robyn Hollingshead, the wife of President and director Bruce Hollingshead, will be eligible for resale pursuant to this offering.

A total of 57,500 shares are held by Ray Merry, the husband of director Shannon MacQuarrie, will be eligible for resale pursuant to this offering.






















                           FINANICAL STATEMENTS



                          CASCADE TECHNOLOGIES, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS




                              TABLE OF CONTENTS


                                                             PAGE NO.

Report of Independent Registered Public Accounting Firm

Financial statements

   Balance sheet                                                 1

   Statements of operations                                      2

   Statements of stockholders' equity                            3

   Statements of cash flows                                      4

   Notes to financial statements                                5-6




                        DE JOYA GRIFFITH & COMPANY LLC
                  CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
                         2425 W. HORIZON RIDGE PARKWAY
                            HENDERSON, NEVADA 89052


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors
Cascade Technologies, Corp.
(A Development Stage Company)
Port Moody, British Columbia, Canada

We have audited the accompanying balance sheet of Cascade Technologies, Corp.(A Development Stage Company) as of August 31, 2005 and the related statements of operations, stockholders' equity, and cash flows for the year ended August 31, 2005, from January 16, 2004 (Date of Inception) through August 31, 2004, and from January 16 2004 (Date of Inception) through August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cascade Technologies, Corp. (A Development Stage Company) as of August 31, 2005, and the results of its operations and cash flows for the year ended August 31, 2005, from January 16, 2004 (Date of Inception) through August 31, 2004, and from January 16 2004 (Date of Inception) through August 31, 2005 in conformity with accounting principles generally accepted in the United States.



/s/ De Joya Griffith & Company, LLC
-----------------------------------
De Joya Griffith & Company, LLC
October 20, 2005
Henderson, Nevada


===============================================================================
         Telephone (702) 563-1600  /  Facsimile (702) 920-8049
===============================================================================






			 CASCADE TECHNOLOGIES, CORP.
			(A DEVELOPMENT STAGE COMPANY)
				BALANCE SHEET
			       AUGUST 31, 2005
				  (AUDITED)

 ASSETS
Current assets
	Cash						 $ 57,940
							 --------

Total assets						 $ 57,940
							 ========
 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
	Loans due to shareholders			 $    289
							 --------
Total liabilities	 				      289

Stockholders' equity
	Common stock; no par value; 50,000,000 shares	   94,000
	authorized, 10,930,000 issued and outstanding
	Accumulated deficit during development stage      (36,349)
							 --------
		Total stockholders' equity		   57,651
							 --------
Total liabilities and stockholders' equity		 $ 57,940
							 ========


See Accompanying Notes to Financial Statements.




					 CASCADE TECHNOLOGIES, CORP.
					(A DEVELOPMENT STAGE COMPANY)
					   STATEMENT OF OPERATIONS



								From January 16, 2004 		From January 16, 2004
					For the Year  		 (Date of Inception) 		 (Date of Inception)
				    	    Ended		       through	  		       through
				       August 31, 2005		    August 31, 2004		   August 31, 2005
				       ---------------		---------------------		---------------------

Revenues			       $	-- 		$		-- 		$		--

Cost of revenues				--		 		--		 		--
				       -----------		------------------		------------------
   Gross profit									-- 				--

Operating expenses
   Selling general and administrative	    23,497 			    12,852	 		    36,349
				       -----------		------------------		------------------
	Total operating expenses	    23,497	 		    12,852	 		    36,349
				       -----------		------------------		------------------
Loss before provision for income taxes	   (23,497)			   (12,852)				--

Other income (expense)				--		 		-- 			   (36,349)

Provision for income taxes			--		 		-- 				--
				       ----------		------------------		------------------
Net loss			       $  (23,497)		$	   (12,852)		$	   (36,349)
				       ==========		==================		==================
Basic income (loss) per common share   $    (0.00)		$	     (0.00)
				       ==========		==================
Diluted income (loss) per common share $    (0.00)		$            (0.00)
				       ==========		==================
Basic weighted average common
	shares outstanding	       10,930,000	 		 9,849,694
				       ==========		==================




See Accompanying Report of Independent Registered Public Accounting Firm
		and Notes to Financial Statements.


				   CASCADE TECHNOLOGIES, CORP.
				  (A DEVELOPMENT STAGE COMPANY)
				STATEMENT OF STOCKHOLDERS' EQUITY



                                                                    Common Stock               Accumulated           Total
                                                          --------------------------------    Deficit During    Stockholders'
                                                              Shares           Amount       Development Stage       Equity
                                                          ---------------  ---------------  -----------------  ---------------

Balance, January 16, 2004 (Date of Inception)			       --  $		-- 		   --  $	    --

Issuance of stock for services, $ 0.0001 per share	       10,000,000 	     1,000 		   -- 		 1,000

Issuance of stock for cash, $ 0.10  per share			  930,000 	    93,000	 	   -- 		93,000

Net loss							       -- 		-- 	      (12,852)	       (12,852)
                                                          ---------------  ---------------  -----------------  ---------------
Balance, August 31, 2004				       10,930,000  	    94,000 	      (12,852)		81,148

Net loss							       -- 		-- 	      (23,497)	       (23,497)
                                                          ---------------  ---------------  -----------------  ---------------
Balance, August 31, 2005				       10,930,000  $       94,000  $	      (36,349) $	57,651
							  ===============  ===============  =================  ===============


See Accompanying Notes to Financial Statements.




				 CASCADE TECHNOLOGIES, CORP.
				(A DEVELOPMENT STAGE COMPANY)
				   STATEMENT of CASH FLOWS

						 			From January 16, 2004 		 From January 16, 2004
						    For the Year 	 (Date of Inception) 		  (Date of Inception)
						       Ended		 	through		 		 through
						   August 31, 2005	   August 31, 2004		     August 31, 2005
						   ---------------	---------------------		 ---------------------

Cash flows from operating activities:
  Net loss		 			   $	   (23,497)	$	      (12,852)		 $	       (36,349)
  Adjustments to reconcile net loss to net cash
    used by operating ativities:
	Stock based compensation				--	 		1,000		 		 1,000
  Changes in operating assets and liabilities:
	Change in loans due to shareholders		    (1,493)			1,782		 		   289
						   ---------------	---------------------		 ---------------------
	Net cash used by operating activities		   (24,990)		      (10,070)			       (35,060)

Cash flows from financing activities:
  Proceeds from issuance of common stock			--	 	       93,000		 		93,000
						   ---------------	---------------------		 ---------------------
	Net cash provided by financing activities		--	 	       93,000		 		93,000
						   ---------------	---------------------		 ---------------------

Net change in cash				 	   (24,990)		       82,930		 		57,940

Cash, beginning of period				    82,930	 		   --		 		    --
						   ---------------	---------------------		 ---------------------
Cash, end of period				   $       57,940 	$	       82,930 		 $	        57,940
						   ===============	=====================		 =====================



See Accompanying Notes to Financial Statements.

                         CASCADE TECHNOLOGIES, CORP.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS






1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

   Description of business - Cascade Technologies, CORP., (referred to as the "Company") is currently an entity with no operations.

   History - Akron Technologies, the Company's former name, was incorporated in
   Wyoming on January 16, 2004.   The  name was changed to Cascade Technologies
   on March 9, 2004.

   A Development Stage Company - The accompanying financial statements have been prepared in a accordance with the Statement of Financial Accounting Standards No. 7"According and Reporting by Development-Stage Enterprises". A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

   Definition of fiscal year - The Company's fiscal year end is August 31.

   Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Fair value of financial instruments - Financial accounting standards Statement No. 107, "Disclosure About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company's financial instruments approximate their fair value due to the short-term nature.

   Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

   Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   New accounting pronouncements - In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

   In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

2. LOANS DUE TO SHAREHOLDERS

   As of August 31, 2005, the company had unsecured and non-interest bearing demand loans due to a shareholder of the company in the amount of $289.

3. CAPITAL STOCK TRANSACTIONS

   Common stock - The authorized common stock is 50,000,000 shares with no par value. As of August 31, 2005, the Company has 10,930,000 shares of common stock issued and outstanding.

   In January 2004, the company issued 10,000,000 shares of its common stock to its directors in exchange for services totaling $1,000.

   During the fiscal year ended 2004, the company issued a total of 930,000 shares of its common stock to 48 individuals in exchange for $93,000 in cash.

			  CASCADE TECHNOLOGIES, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS




                              TABLE OF CONTENTS


                                                             PAGE NO.

Report of Independent Registered Public Accounting Firm

Financial statements

   Balance sheet                                                 7

   Statements of operations                                      8

   Statements of stockholders' equity                            9

   Statements of cash flows                                     10

   Notes to financial statements                                11





			 CASCADE TECHNOLOGIES, CORP.
			(A DEVELOPMENT STAGE COMPANY)
				BALANCE SHEET
			     NOVEMBER 30, 2005
				(UNAUDITED)



ASSETS

Current assets
   Cash							 $	54,011
							 -------------

	Total assets				 	 $	54,011
							 =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Loans due to shareholders			 	 $	   367
							 -------------
Total liabilities				 	  	   367


Stockholder's equity
   Common stock; no par value; 50,000,000 shares	        94,000
     authorized, 10,930,000 issued and outstanding
   Accumulated deficit during development stage		       (40,356)
							 -------------
	Total stockholders' equity			        53,644
							 -------------
Total liabilities and stockholders' equity		 $      54,011
							 =============


See Accompanying Notes to Financial Statements.




					 CASCADE TECHNOLOGIES, CORP.
					(A DEVELOPMENT STAGE COMPANY)
					   STATEMENT OF OPERATIONS



										 	From January 16, 2004
					For the Three Months  	For the Three Months 	 (Date of Inception)
				    	       Ended		       Ended	  		through
				       	   November, 2005	November 30, 2004	  November 30, 2005
				       ---------------------	--------------------	---------------------


Revenues			       $		  -- 	$		  -- 	$		   --

Cost of revenues					  --	 		  --	 		   --
				       ---------------------	--------------------	---------------------
   Gross profit						  --	 		  --		 	   --

Operating expenses
   Selling general and administrative		       4,007	 	       1,109 		       40,356
				       ---------------------	--------------------	---------------------
	Total operating expenses	 	       4,007	 	       1,109 		       40,356
				       ---------------------	--------------------	---------------------
   Loss before provision for
	income taxes				      (4,007)		      (1,109)		      (40,356)

Other income (expense)					  --	 		  --	 		   --

Provision for income taxes				  -- 			  --	 		   --
				       ---------------------	--------------------	---------------------
Net loss			       $	      (4,007)	$	      (1,109)	$	      (40,356)
				       =====================	====================	=====================
Basic income (loss) per
	common share		       $	       (0.00)	$	       (0.00)
				       =====================	====================
Diluted income (loss) per
	common share		       $	       (0.00)	$	       (0.00)
				       =====================	====================
Basic weighted average common
	shares outstanding		 	  10,930,000	 	   9,849,694
				       =====================	====================




See Accompanying Notes to Financial Statements.


				   CASCADE TECHNOLOGIES, CORP.
				  (A DEVELOPMENT STAGE COMPANY)
				STATEMENT OF STOCKHOLDERS' EQUITY



                                                                    Common Stock               Accumulated           Total
                                                          --------------------------------    Deficit During    Stockholders'
                                                              Shares           Amount       Development Stage       Equity
                                                          ---------------  ---------------  -----------------  ---------------


Balance, January 16, 2004 (Date of Inception)			       --  $		-- 		   --  $	    --

Issuance of stock for services, $ 0.0001 per share	       10,000,000 	     1,000 		   -- 		 1,000

Issuance of stock for cash, $ 0.10  per share			  930,000 	    93,000 		   -- 		93,000

Net loss							       -- 		-- 	      (12,852)	       (12,852)
                                                          ---------------  ---------------  -----------------  ---------------
Balance, August 31, 2004				       10,930,000 	    94,000 	      (12,852)		81,148

Net loss							       -- 		-- 	      (23,497)	       (23,497)
                                                          ---------------  ---------------  -----------------  ---------------
Balance, August 31, 2005				       10,930,000	    94,000  	      (36,349)	 	57,651

Net loss	 						       -- 		-- 	       (4,007)		(4,007)
                                                          ---------------  ---------------  -----------------  ---------------
Balance, November 30, 2005				       10,930,000  $	    94,000  $	      (40,356) $	53,644
							  ===============  ===============  =================  ===============



See Accompanying Notes to Financial Statements.




				 CASCADE TECHNOLOGIES, CORP.
				(A DEVELOPMENT STAGE COMPANY)
				   STATEMENT of CASH FLOWS




											 	From January 16, 2004
						For the Three Months  	For the Three Months 	 (Date of Inception)
				    	       		Ended		       Ended	  		through
				       	   	   November, 2005	  November 30, 2004	  November 30, 2005
				       		---------------------	--------------------	---------------------




Cash flows from operating activities:
   Net loss			 			$      (4,007)		$    (1,109)		 $    (40,356)
   Adjustments to reconcile net loss to net
     cash used by operating ativities:
	Stock based compensation				   --	 		 --	 	        1,000
   Changes in operating assets and liabilities:
	Change in loans due to shareholders			   78	 		 --	 		  367
							-------------		-----------		 ------------
	Net cash used by operating activities		       (3,929)		     (1,109)		      (38,989)

Cash flows from financing activities:
   Proceeds from issuance of common stock			   --	 		 --	 	       93,000
							-------------		-----------		 ------------
	Net cash provided by financing activities		   --	 		 --	 	       93,000
							-------------		-----------		 ------------
Net change in cash					       (3,929)		     (1,109)		       54,011

Cash, beginning of period				       57,940 		     82,930	 		   --
							-------------		-----------		 ------------
Cash, end of period				 	$      54,011 		$    81,821 		 $     54,011
							=============		===========		 ============



See Accompanying Notes to Financial Statements.

                          CASCADE TECHNOLOGIES, CORP.
                        NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)




1. BASIS OF PRESENTATION

   The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

   The interim financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of Cascade Technologies, Corp. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

   The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of November 30, 2005 and the results of operations presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES

   Use of estimates - The preparation of unaudited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

==============================================================================

                             _____________, 2005


                     Dealer Prospectus Delivery Obligation

Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================





















             PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Wyoming Corporation Laws and certain provisions of Cascade's Bylaws, under certain circumstances, provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein.

The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:


Wyoming Statute
----------------------

Pursuant to Wyoming statute 17-16-851


(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

(i)  He conducted himself in good faith; and

(ii) He reasonably believed that his conduct was in or at least not opposed to the corporation's best interests; and

(iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

(iv) He engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

(b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (a)(ii) of this section.

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Unless ordered by a court under W.S. 17-16-854(a)(iii) a corporation may not indemnify a director under this section:

(i) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct under subsection (a) of this section; or

(ii) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.


17-16-852.  Mandatory indemnification.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.


Pursuant to Wyoming Statute 17-16-856.

     (a)  A  corporation   may   indemnify  and  advance  expenses  under  this
subarticle to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation:

        (i)  To the same extent as a director; and

        (ii) If he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for:

           (A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

           (B)  Liability arising out of conduct that constitutes:

             (I) Receipt by him of a financial benefit to which he is not entitled;

             (II) An intentional infliction of harm on the corporation or the shareholders; or

             (III)  An intentional violation of criminal law.

        (iii) A corporation may also indemnify and advance expenses to a current or former officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

     (b) The provisions of paragraph (a)(ii) of this section shall apply to an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

     (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under W.S. 17-16-852, and may apply to a court under W.S. 17-16-854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.



By-Laws
-------------

Section 47 of the Bylaws of Cascade states as follows:

47. The corporation may at its option, to the maximum extent permitted by law and by the articles, indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For the purposes of this Section, an "agent" of the corporation includes a person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of any other enterprise at the request of such predecessor corporation.

















                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the registration of the Shares is as follows:

SEC Registration.....................................................$    10.94
Accounting Fees and Expenses.........................................$	  7,500
Transfer Agents Fees.................................................$      500
Legal Fees and Expenses, including Blue Sky Fees and Expenses........$   20,000
Printing Costs.......................................................$	  2,500
	Total........................................................$30,510.94



                    RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 10,000,000 shares to its founders on March 9, 2004.

We sold 930,000 shares at $.10 per share to 48 shareholders pursuant to Regulation S of the Securities and Exchange Act of 1933 in August of 2004. The Company used these proceeds for administrative, legal, and accounting costs associated with this prospectus as well as for the creation and hosting of a website.

We relied on exemptions provided by Regulation S of the Securities Act of 1933, as amended. These shares were issued based on the following facts (1) the subscribers were not U.S persons as that term is described under Regulation S
(2) The subscribers agreed not to engage in hedging activities with the securities unless in compliance with Regulation S of the Securities Act of 1933. (3) the subscribers have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) The subscribers agreed to sell the securities only in accordance with Regulation S, or until such time that the shares are validly registered.














                                 EXHIBITS

3.1(a)    Articles of Incorporation of Cascade Technologies Corp.

3.1(b)    Amendment to Articles of Incorporation of Cascade Technologies Corp.

3.2       By Laws of Cascade Technologies Corp.

4.1       Form of Stock Certificate

5.1 Opinion of the Law Offices of Adam U. Shaikh, Chtd. regarding legality of shares.

23.1      Consent of The Law Offices of Adam U. Shaikh, Chtd. (Included in
	  Exhibit 5.1.

23.2      Consent of DeJoya and Company, Certified Public Accountants.

99.1      Semiconductor Industry Association November 2005 Forecast
	  Summary





                                 UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

 (a)  To  include any prospectus required by Section 10(a)(3)  of  the
               Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     	  (d) To include any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.








                                  SIGNATURES


       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coquitlam, Country of Canada on January 10, 200 6.

CASCADE.TECHNOLOGIES CORP


By: /s/ Bruce Hollingshead
    ----------------------
     Bruce Hollingshead
     President/Director

By: /s/ Christine Thomas
    --------------------
      Christine Thomas
      Secretary/Treasurer/Principal Financial and Accounting Officer/Director

By: /s/ Shannon MacQuarrie
    ----------------------
     Shannon MacQuarrie
     Director





In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Bruce Hollingshead
    ----------------------
     Bruce Hollingshead
     President/Director

By: /s/  Christine Thomas
    ---------------------
      Christine Thomas
      Secretary/Treasurer/Principal Financial and Accounting Officer/Director

By: /s/ Shannon MacQuarrie
    ----------------------
     Shannon MacQuarrie
     Director